CONSENT OF FRANK L. SASSETTI & CO.

The undersigned, Frank L. Sassetti & Co., Certified Public Accountants, hereby consents to the use of the audit reports for the years ended December 31, 2000, December 31, 1999 and December 31, 1998 and the updated unaudited financial statements for the period ended June 30, 2001 for Atlas Futures Fund, Limited Partnership and for the years ended December 31, 2000, December 31, 1999 and December 31, 1998 and the updated unaudited financial statements for the period ended March 31, 2001 for Ashley Capital Management, Inc.

The undersigned hereby further consents to inclusion of its name and the other information under the section "Experts" in the Form S-1 Registration Statement to be filed with the Securities and Exchange Commission and the states to be selected by the General Partner.


                                          /s/ Frank L. Sassetti & Co.
                                          Frank L. Sassetti & Co.
                                          6611 West North Avenue
                                          Oak Park, Illinois  60302
                                          (708) 386-1433

Date: July 25, 2001